HollyFrontier Corporation Announces Pricing of Senior Notes Offering Dallas, Texas, September 14, 2020 – HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) announced today that it has priced an offering of $750 million aggregate principal amount of its senior notes, consisting of $350 million aggregate principal amount of 2.625% Senior Notes due 2023 (the “2023 Notes”) and $400 million aggregate principal amount of 4.500% Senior Notes due 2030 (the “2030 Notes” and, together with the 2023 Notes, the “Notes”) at a price to the public of 99.894% of the principal amount of the 2023 Notes and a price to the public of 99.824% of the principal amount of the 2030 Notes. The offering is expected to close on September 28, 2020, subject to customary closing conditions. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include capital expenditures. Interest on the Notes will be payable on April 1 and October 1 of each year. The first interest payment on the Notes will be due on April 1, 2021. BofA Securities, Inc., Citigroup Global Markets Inc., MUFG Securities Americas Inc. and TD Securities (USA) LLC are acting as joint book-running managers for the offering. The offering is being made pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission and only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from: BofA Securities, Inc. NC1-004-03-43 Attn: Prospectus Department 200 North College Street, 3rd Floor Charlotte, North Carolina 28255-0001 Toll-free: 1-800-294-1322 E-mail: dg.prospectus_requests@bofa.com Citigroup Global Markets Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, New York 11717 Toll-free: 1-800-831-9146 E-mail: prospectus@citi.com MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020 Toll-free: 1-877-649-6848 E-mail: prospectus@us.sc.mufg.jp

TD Securities (USA) LLC 31 W 52nd Street New York, New York 10019 Toll-free: 1-855-495-9846 An electronic copy of the prospectus supplement and accompanying prospectus will also be available on the website of the Securities and Exchange Commission at www.sec.gov. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale of the Notes would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. About HollyFrontier Corporation HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier owns and operates refineries located in Kansas, Oklahoma, New Mexico and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier produces base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and exports products to more than 80 countries. HollyFrontier also owns a 57% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries. FOR FURTHER INFORMATION, Contact: Richard L. Voliva III, Executive Vice President and Chief Financial Officer Craig Biery, Vice President, Investor Relations HollyFrontier Corporation 214-954-6510 The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the extraordinary market environment and effects of the COVID-19 pandemic, including the continuation of a material decline in demand for refined petroleum products in markets the Company serves; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; effects of governmental and environmental regulations and policies, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects, such as the conversion of the Cheyenne Refinery to a renewable diesel facility and the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within budget; the Company's ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; further deterioration in gross margins or a prolonged economic slowdown due to COVID-19 could result in an impairment of goodwill and / or additional long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.